EXHIBIT 1.1
Execution Version
MARTIN MIDSTREAM PARTNERS L.P.
UNDERWRITING AGREEMENT
New York, New York
January 10, 2006
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
A.G. Edwards & Sons, Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”) the number of common units representing limited partner interests (“Common Units”) in the Partnership set forth in Schedule I hereto (said Common Units to be issued and sold by the Partnership being hereinafter called the “Underwritten Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to the number of additional Common Units set forth in Schedule I hereto to cover over-allotments (the “Option Units” and, together with the Underwritten Units, the “Units”). Citigroup Global Markets Inc. is acting as the Representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.” Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.
     Martin Midstream GP LLC, a Delaware limited liability company (the “General Partner”), is an indirect, wholly owned subsidiary of Martin Resource Management Corporation, a Texas corporation (“MRMC”), and the sole general partner of the Partnership. Martin Operating GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Operating GP”), is the sole general partner of Martin Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), and the Partnership is the sole limited partner of the Operating Partnership. The Operating Partnership owns, among other things, all of the outstanding limited partnership interests in CF Martin Sulphur, L.P., a Delaware limited partnership (“CFMSLP”), all of the outstanding common stock of Martin Sulphur Holding, Inc., a Texas corporation (“MSHI”), 90% of the outstanding membership interests in CF Martin Sulphur LLC, a Delaware limited liability company (“CF GP”) and the general partner of CFMSLP, all of the outstanding limited partnership interests in Prism Gas Systems I, L.P., a Texas limited partnership (“Prism Gas”), and all of the outstanding membership interests in Prism Gas Systems GP, LLC, a Texas limited liability company (“PGSGP”) and the general partner of Prism Gas. MSHI owns 10% of the outstanding membership interests in CF GP. CF GP owns all of the outstanding general partnership interests in CFMSLP. PGSGP owns all of the outstanding general partnership interests in Prism Gas. Prism Gas owns a 49% partnership interest in Waskom Gas Processing Company, a Texas general partnership (“Waskom”), and all of the outstanding common stock of Prism Gas Systems Inc., a Texas corporation (“PGSI”). PGSI owns a 1% general partnership interest in Waskom.
     The General Partner, the Partnership, Operating GP, the Operating Partnership, CFMSLP and Prism Gas collectively constitute the “Partnership Entities.” The Partnership Entities (other than Prism Gas), MRMC and Martin Resource LLC, a Delaware limited liability company (“Martin LLC” and collectively, the “Martin Parties”) wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Units from the Partnership.
     For the purposes of this Agreement, the term “Permitted Liens” shall mean liens, encumbrances and/or security interests (i) granted by MRMC to JP MorganChase and the other lenders (collectively the “MRMC Lenders”), named in MRMC’s Fourth Amended and Restated Credit Agreement dated October 21, 2005, (the “MRMC Credit Agreement”), (ii) granted by any Partnership Entity to Royal Bank of Canada and the other lenders (collectively, the “MLP Lenders”), named in the Operating Partnership’s Second Amended and Restated Credit Agreement dated as of November 10, 2005 (the “MLP Credit Agreement”) and (iii) liens granted by CFMSLP pursuant to U.S. Government Guaranteed Ship Financing Bonds with respect to two vessels.
     1. Representations and Warranties of the Martin Parties. Each of the Martin Parties, jointly and severally, hereby represents and warrants to each Underwriter that:
     (a) The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth on Schedule I hereto), including a related basic prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more amendments thereto, Preliminary Final Prospectuses, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.
     (c) The Disclosure Package and the final term sheet prepared and filed pursuant to Section 5(b) hereof when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.
     (e) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (f) Any certificate signed by an officer of any of the Martin Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Martin Party, as to matters covered thereby, to each Underwriter.
     (g) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Martin Parties, threatened by the Commission.
     (h) To the best knowledge of the Partnership, the Preliminary Final Prospectus and the Final Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Units.
     (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), with full partnership power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties to be owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Partnership Entities (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (j) Each of Martin LLC, the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), and (i) with respect to the General Partner, to act as general partner of the Partnership, and (ii) with respect to Operating GP, to act as general partner of the Operating Partnership, in each case in all material respects. Each of Martin LLC, the General Partner and Operating GP is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (k) CFMSLP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. CFMSLP is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the Operating Partnership, as the limited partner of CFMSLP, to any material liability or disability.
     (l) Prism Gas has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Limited Partnership Act (the “Texas LP Act”) with full partnership power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. Prism Gas is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the Operating Partnership, as the limited partner of Prism Gas, to any material liability or disability.
     (m) Waskom has been duly formed and is validly existing as a general partnership under the Texas Revised Partnership Act (the “Texas Partnership Act”) with full partnership power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. Waskom is duly registered or qualified as a foreign partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the Operating Partnership, as the limited partner of Waskom, to any material liability or disability.
     (n) The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Partnership Agreement.
     (o) Martin Product Sales LLC, a Texas limited liability company (“MPS”), owns 1,235,038 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and 769,730 Common Units, Midstream Fuel Service LLC, an Alabama limited liability company (“Midstream”), owns 469,515 Subordinated Units and 124,129 Common Units and Martin LLC owns 1,671,137 Subordinated Units and 417,784 Common Units (all such Subordinated Units and Common Units being collectively referred to herein as the “Sponsor Units”); all of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); the General Partner owns all of the Incentive Distribution Rights (as such rights are defined in the Partnership Agreement (the “Incentive Distribution Rights”)), and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); and the Sponsor Units and the Incentive Distribution Rights are owned free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws, any restrictions set forth in the Partnership Agreement and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the other Partnership Entities.
     (p) On the Closing Date and each Option Closing Date, as the case may be, the Underwritten Units and the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”).
     (q) MRMC owns a 100% member interest in Martin LLC; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Martin LLC (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “Martin LLC Agreement”), is fully paid (to the extent required under the Martin LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MRMC owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens and applicable securities laws and any restrictions set forth in the Martin LLC Agreement.

     (r) The Partnership owns a 100% member interest in Operating GP; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Operating GP (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “Operating GP Agreement”), is fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating GP Agreement.
     (s) Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “Operating Partnership Agreement”), is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); Operating GP owns such general partner interest free and clear of all liens, encumbrances (except any restrictions on transferability as described in the Final Prospectus), security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement; the Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement.
     (t) Martin LLC owns a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “General Partner LLC Agreement”), is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Martin LLC owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions in the General Partner LLC Agreement.
     (u) The Operating Partnership owns, directly or indirectly through its ownership in CF GP and MSHI, 100% of the partnership interests in CFMSLP; such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement, as amended, of CFMSLP (the “CFMSLP Partnership Agreement”), are fully paid (to the extent required under the partnership agreement, as amended, of CFMSLP) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Operating Partnership owns, directly or indirectly through its ownership in CF GP and MSHI, such partnership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the CFMSLP Partnership Agreement.
     (v) The Operating Partnership owns, directly or indirectly through its ownership in PGSGP, 100% of the outstanding partnership interests in Prism Gas; such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement, as amended, of Prism Gas (the “Prism Gas Partnership Agreement”), are fully paid (to the extent required under the Prism Gas Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 3.03 and 6.07 of the Texas LP Act); and the Operating Partnership owns, directly or indirectly through its ownership in PGSGP, such partnership interests directly or indirectly free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the Prism Gas Partnership Agreement.
     (w) Prism Gas owns, directly or indirectly through its ownership in PGSI, 50% of the outstanding partnership interests in Waskom; such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement, as amended, of Waskom (the “Waskom Partnership Agreement”), and are fully paid (to the extent required under the Waskom Partnership Agreement); and Prism Gas owns such partnership interests, directly or indirectly through its ownership of PGSI free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the Waskom Partnership Agreement.
     (x) Other than (i) the Partnership’s ownership of a 100% member interest in Operating GP and a 99.9% limited partner interest in the Operating Partnership, (ii) Operating GP’s ownership of a 0.1% general partner interest in the Operating Partnership, (iii) the Operating Partnership’s ownership of 100% of the outstanding limited partnership interests in CFMSLP, (iv) the Operating Partnership’s ownership of 100% of the outstanding membership interests in CF GP, (v) CF GP’s ownership of 100% of the outstanding general partnership interest in CFMSLP, (vi) the Operating Partnership’s ownership of all of the outstanding common stock of MSHI, (vii) the Operating Partnership’s ownership of all of the outstanding limited partnership interests in Prism Gas, (viii) the Operating Partnership’s ownership of all of the outstanding membership interests in PGSGP, (ix) Prism Gas’ ownership of 49% of the outstanding partnership interests in Waskom, and (x) Prism Gas’ ownership of all of the outstanding common stock of PGSI, none of the Partnership, Operating GP, or the Operating Partnership will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (y) Except for rights described in the Final Prospectus, or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Partnership

Entities or Waskom, in each case pursuant to the organizational documents or any agreement or other instrument to which any Partnership Entity or Waskom is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Partnership Entity, except for such rights as have been waived. Except as described in the Final Prospectus, there are not outstanding options or warrants to purchase any partnership or member interests in any Partnership Entity or Waskom.
     (z) The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Final Prospectus. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Martin Parties, Prism Gas or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been, or prior to the Closing will be, validly taken.
     (aa) This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and provided further, that the indemnity and contribution provisions hereunder may be limited by federal or state securities laws.
     (bb) The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Final Prospectus.
     (cc) The General Partner LLC Agreement has been duly authorized, executed and delivered by Martin LLC and is a valid and legally binding agreement of Martin LLC enforceable against Martin LLC in accordance with its terms; the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating GP Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by Operating GP and the Partnership and is a valid and legally binding agreement of Operating GP and the Partnership, enforceable against Operating GP and the Partnership in accordance with its terms; the Prism Gas Partnership Agreement is a valid and legally binding agreement of PGSGP and the Operating Partnership, enforceable against PGSGP and the Operating Partnership in accordance with its terms; assuming that the Waskom Partnership Agreement has been duly authorized, executed and delivered by CenterPoint Energy Gas Processing Company (“CenterPoint”), the Waskom Partnership Agreement is a valid and legally binding agreement of Prism Gas and CenterPoint, enforceable against Prism Gas and CenterPoint in accordance with its terms; provided that, with respect to each agreement described in this Section 1(cc), the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity and contribution provisions contained in any of such agreements may be limited by applicable laws and public policy. The General Partner LLC Agreement, the Partnership Agreement, the Operating GP Agreement, and the Operating Partnership Agreement are herein collectively referred to as the “Operative Agreements.”
     (dd) There are no legal or governmental proceedings pending or, to the best knowledge of the Martin Parties, threatened, against any of the Partnership Entities or Waskom or to which any of the Partnership Entities or Waskom or any of their respective properties are subject, that are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Final Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Martin Parties, threatened, against or involving any of the Partnership Entities or Waskom, or to which any of their properties are subject, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect.
     (ee) There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Final Prospectus as required by the Act. All such contracts to which any of the Partnership Entities or Waskom is a party that are described in the Registration Statement or the Final Prospectus or are filed as exhibits to the Registration Statement have been duly authorized, executed and delivered by the Partnership Entity or Waskom that are parties thereto, constitute valid and binding agreements of the Partnership Entity or Waskom that are parties thereto and are enforceable against the Partnership Entity or Waskom that are parties thereto in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Partnership Entities, Waskom nor the Martin Parties, as applicable, has received notice or been made aware that any other party is in breach of or violation of, or in default under, any of such contracts.
     (ff) None of the Martin Parties or Prism Gas is (i) in violation of (A) its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws, or other organizational documents, (B) any law, statute, ordinance, administrative or governmental rule or regulation applicable to it, the violation of which would have a Material Adverse Effect or could materially impair the ability of any of the Martin Parties to perform their obligations under this Agreement, or (C) any judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, the violation of which would have a Material Adverse Effect or could materially impair the ability of any of the Martin Parties to perform their obligations under this Agreement; or (ii)

in breach or default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, contract, indenture, lease or other document or instrument (each of (A) and (B), an “Existing Instrument”) to which it is a party or by which any of its properties may be bound, which breach or default would have a Material Adverse Effect or could materially impair the ability of any of the Martin Parties to perform their obligations under this Agreement. To the knowledge of the Martin Parties, no third party to any Existing Instrument is in default under any such Existing Instrument, which default would, if continued, have a Material Adverse Effect.
     (gg) None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement by the Martin Parties, or the consummation of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration, qualification or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (a) such as may be required for the registration of the Units under the Act, the inclusion of the Units on the NASDAQ National Market, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and (b) as disclosed in the Registration Statement, (ii) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Martin Parties, Prism Gas or Waskom, (iii) conflicts with or will conflict with or constitute or will constitute a breach or violation of, or a default under, any Existing Instrument to which any of the Martin Parties, Prism Gas or Waskom is a party or by which any of their respective properties may be bound, (iv) violates or will violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to any of the Martin Parties, Prism Gas or Waskom or any of their properties, or (v) results in or will result in the creation or imposition of any lien, encumbrance, security interest, equity, charge or claim upon any property or assets of any of the Martin Parties, Prism Gas or Waskom (other than the Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties, Prism Gas or Waskom) pursuant to, or requires the consent of any other party to, any Existing Instrument (except as noted above), except in case of (i), (iii), (iv) or (v) above, for such conflicts, breaches, defaults, liens, encumbrances, security interests, charges or claims that will not, individually or in the aggregate, result in a Material Adverse Effect.
     (hh) KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act. Deloitte & Touche LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) with respect to Prism Gas and Waskom filed as part of the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act.
     (ii) On September 30, 2005, the Partnership had, on the consolidated basis indicated in the Final Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements, together with related schedules and notes, included in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the entities purported to be shown thereby on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The summary and selected historical and pro forma financial information set forth in the Registration Statement, the Preliminary Final Prospectus, and the Final Prospectus (and any amendment or supplement thereto) under the captions “Summary Historical and Pro Forma Financial Data” and “Selected Historical and Pro Forma Financial Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical combined and consolidated financial statements and pro forma financial statements from which such information has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership Entities, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. No other financial statements or schedules are required to be included in the Registration Statement.
     (jj) Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities or Waskom has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) none of the Partnership Entities or Waskom has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Partnership has not paid or declared any distributions with respect to its general or limited partner interests, (iv) none of the Partnership Entities or Waskom is in default under the terms of any outstanding debt obligations, (v) there has not been any change in the capitalization or any material change in the indebtedness of any of the Partnership Entities or Waskom (other than in the ordinary course of business) and (vi) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, prospects, properties, net worth or result of operations of the Partnership Entities or Waskom taken as a whole.
     (kk) All offers and sales of securities of the Partnership or any of the other Partnership Entities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations.
     (ll) The Common Units are registered pursuant to Section 12(g) of the Exchange Act and are listed on the NASDAQ National Market, and the Partnership has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Units under the Exchange Act or delisting the Common Units from the NASDAQ National Market, nor have any of the Martin Parties or Prism Gas received any notification that the Commission or the NASD is contemplating terminating such registration or listing.
     (mm) None of the Martin Parties, Prism Gas or Waskom has distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Units other than the Preliminary Final Prospectus, the Final Prospectus or other offering material, if any, as permitted by the Act.
     (nn) Other than excepted activity pursuant to Regulation M under the Exchange Act, none of the Martin Parties, Prism Gas or Waskom has taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or for any other purpose.
     (oo) At the Closing Date and each Option Closing Date, each of the Partnership Entities and Waskom will have filed all tax returns required to be filed, which returns will be complete and correct in all material respects, and none of the Partnership Entities or Waskom will be in default in the payment of any taxes that are payable pursuant to such returns or any assessments with respect thereto.
     (pp) Except as set forth in the Final Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Martin Parties, Prism Gas or Waskom (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between any of the Martin Parties, Prism Gas or Waskom on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Martin Parties, Prism Gas or Waskom on the other hand, that is required by the Act to be disclosed in the Registration Statement and the Final Prospectus that is not so disclosed.
     (qq) None of the Martin Parties, Prism Gas or Waskom is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds” none of them will be, (i) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.
     (rr) Each of the Partnership Entities and Waskom has good and valid title to all property (real and personal) described in the Final Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Final Prospectus, (ii) Permitted Liens, (iii) applicable securities laws, (iv) restrictions set forth in the governing documents of the Partnership Entities or (v) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect. All property (real and personal) held under lease by the Partnership Entities or Waskom is held by them under valid, enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have and will not result in a Material Adverse Effect.
     (ss) Each of the Partnership Entities and Waskom has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect.
     (tt) The Partnership Entities and Waskom maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded amount of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (uu) The principal executive officer and the principal financial officer of the General Partner of the Partnership have made all certifications relating to the Partnership required by the Sarbanes-Oxley Act or any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct when made. The Partnership maintains “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Partnership’s management, including the principal executive officer and principal financial officer of the General Partner of the Partnership, as appropriate to allow timely decisions regarding required disclosure. The Partnership does not have any material weaknesses in internal controls, and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls. The Partnership is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission.
     (vv) Except as described in the Final Prospectus, the Partnership Entities and Waskom (i) are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities or Waskom has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, in regard to any unresolved matter or claim. None of the Partnership Entities or Waskom owns, leases or occupies any property requiring remediation that appears on any list of hazardous sites compiled by any state or local governmental agency. In the ordinary course of its business, each of the Partnership Entities and Waskom conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, each of the Partnership Entities and Waskom has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
     (ww) The Partnership has procured lock-up agreements, in the form of Exhibit A attached hereto (“Lock-Up Agreements”), from MRMC, Midstream, MPS and each of the executive officers and directors of the General Partner.
     (xx) No officer, director, manager or nominee for any of the Partnership Entities has a direct or indirect affiliation or association with any member of the NASD.
     (yy) Each of the Partnership Entities is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Partnership Entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.
     (zz) Except for the Martin Midstream Partners L.P. Long-Term Incentive Plan (the “Plan”), none of the Partnership Entities or Waskom is a party to, or has any liability with respect to, any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by them or their “ERISA Affiliates” (as defined below). “ERISA Affiliate” means, with respect to any Partnership Entity, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code”) of which such entity is a member. The Plan is in compliance with ERISA and all other applicable state and federal laws. No “reportable event” (as defined in ERISA) has occurred with respect to the Plan. The Plan, if it were to be terminated as of the Closing Date, would not have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of the Partnership Entities, Waskom nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, the Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by any Partnership Entity or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

     (aaa) Each of the statements made by the Partnership in the Registration Statement and the Final Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to cash distributions, was made with a reasonable basis and in good faith.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Units set forth opposite such Underwriter’s name in Schedule II hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Units set forth in Schedule I hereto at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Units. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     (c) The Partnership shall not be obligated to deliver any of the Units to be delivered on the Closing Date or any Option Closing Date, as applicable, except upon payment for all such Units to be purchased on the Closing Date or any Option Closing Date, as applicable.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Underwritten Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Company) to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representative on the settlement date for the Option Units (each, an “Option Closing Date”), and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.
     5. Agreements. Each of the Martin Parties, jointly and severally, agrees with the several Underwriters as follows:
     (a) Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Partnership will promptly advise the Representative when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

     (b) To prepare a final term sheet, containing solely a description of the Units, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented.
     (d) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
     (e) As soon as practicable, the Partnership will make generally available to its security holders and to the Representative an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) The Partnership will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

     (h) The Partnership agrees that, unless it obtains the prior written consent of the Representative and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, other than the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representative or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) The Martin Parties, Prism Gas and Waskom will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Martin Parties, Prism Gas or Waskom or any affiliate of any of the Martin Parties, Prism Gas or Waskom or any person in privity with any of the Martin Parties, Prism Gas or Waskom or any affiliate of any of the Martin Parties, Prism Gas or Waskom) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Partnership may (a) issue and sell Common Units pursuant to the Martin Midstream Partners L.P. Long-Term Incentive Plan, (b) issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (c) issue Common Units in connection with accretive acquisitions made by the Partnership provided that the recipients of such Common Units agree to be bound by the restrictions in this paragraph (i).
     (j) The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Final Prospectus.
     (k) Prior to the Closing Date or each Option Closing Date, as the case may be, the Partnership will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Final Prospectus.

     (l) The General Partner will cause the Partnership to comply with all provisions of any undertakings contained in the Registration Statement.
     (m) None of the Martin Parties or Prism Gas will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (n) The Partnership will timely file with NASDAQ all documents and notices required by NASDAQ of companies that have or will issue securities that are quoted on NASDAQ. The Partnership will use its best efforts to complete the inclusion of the Units on NASDAQ, subject only to official notice of issuance, prior to the Closing Date.
     (o) The Partnership will continue to maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its formation or the rules of any national securities exchange or automated quotation system on which the Common Units are listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Units.
     (p) The Partnership will cause each annual report distributed to the security holders of the Partnership to comply with NASD Rule 2810(b)(5).
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Option Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Partnership shall have requested and caused Baker Botts L.L.P., counsel to the Martin Parties, Prism Gas and Waskom, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus, in each case in all material respects. Each of the Partnership and the Operating Partnership has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.
     (ii) Each of Martin LLC, the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Final Prospectus, in each case in all material respects. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership. Each of Martin LLC, the General Partner and Operating GP has been duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.
     (iii) CFMSLP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with full partnership power and authority to own or lease and operate its properties to be owned or leased and operated by it at the Closing Date and each Option Closing Date and to conduct its business as presently conducted.
     (iv) The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (v) The General Partner owns all of the Incentive Distribution Rights, MPS owns 1,235,038 Subordinated Units and 769,730 Common Units, Midstream owns 469,515 Subordinated Units and 124,129 Common Units and Martin LLC owns 1,671,137 Subordinated Units and 417,784 Common Units; all of such Subordinated Units and Common Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); and the General Partner, MPS, Midstream and Martin LLC own their respective Subordinated Units, Common Units and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, MPS, Midstream or Martin LLC as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws, any restrictions set forth in the governing documents of the Partnership Entities and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the Partnership Entities.
     (vi) The Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); and other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only class of limited partner interests of the Partnership issued and outstanding at the Closing Date.
     (vii) MRMC is the sole member of Martin LLC with a 100% member interest in Martin LLC; such member interest has been duly authorized and validly issued in accordance with the Martin LLC Agreement and is fully paid (to the extent required under the Martin LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and MRMC owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MRMC as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (viii) The Partnership is the sole member of Operating GP with a 100% member interest in Operating GP; such member interest has been duly authorized and validly issued in accordance with the Operating GP Agreement and is fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act and as otherwise described in the Final Prospectus under the Caption “The Partnership Agreement—Limited Liability”); and the Partnership owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (ix) Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and is fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303 or Section 17-607 of the Delaware LP Act and as otherwise described in the Final Prospectus under the Caption “The Partnership Agreement—Limited Liability”), and Operating GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (x) The Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (xi) Martin LLC is the sole member of the General Partner with a 100% member interest in the General Partner; such member interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Martin LLC owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Martin LLC as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (xii) The Operating Partnership is the sole limited partner of CFMSLP with an aggregate 99% limited partner interest in CFMSLP and CF Martin GP is the sole general partner of CFMSLP with a 1% general partner interest in CFMSLP; such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement, as amended, of CFMSLP and are fully paid (to the extent required under the CFMSLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Final Prospectus under the Caption “The Partnership Agreement—Limited Liability”); and the Operating Partnership owns such partnership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (xiii) The Operating Partnership is the sole limited partner of Prism Gas with an aggregate 99% limited partner interest in Prism Gas, and PGSGP is the sole general partner of Prism Gas with a 1% general partner interest in Prism Gas; and the Operating Partnership owns such limited partner interest and PGSGP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Operating Partnership or PGSGP as debtor is on file in the office of the Secretary of State of Texas or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Texas LP Act, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (xiv) Prism Gas is a general partner of Waskom with a 50% general partner interest in Waskom; and Prism Gas owns such partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Prism Gas as debtor is on file in the office of the Secretary of State of Texas or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Texas Partnership Act, applicable securities laws and any restrictions set forth in the governing documents of the Partnership Entities.
     (xv) Except for rights described in the Final Prospectus, or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or member interests in the Partnership Entities, in each case pursuant to the organizational documents or any agreement or other instrument listed as an exhibit to the Registration

Statement to which any Partnership Entity is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Partnership Entity, except for rights described in the prospectus or for such rights that have been waived. To such counsel’s knowledge, except as described in the Final Prospectus, there are no outstanding options or warrants to purchase partnership or member interests in any Partnership Entity.
     (xvi) The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Final Prospectus.
     (xvii) This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties.
     (xviii) Each of the Operative Agreements to which any of the Martin Parties is a party has been duly authorized and validly executed and delivered by the Martin Parties that are parties thereto. Assuming due authorization, execution and delivery by each party other than a Martin Party, each of the Operative Agreements (other than any Operative Agreement governed by law other than Texas law) to which any of the Martin Parties is a party constitutes a valid and legally binding obligation of the Martin Parties that are parties thereto, enforceable against each such party in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
     (xix) Except as described in the Final Prospectus, to the knowledge of such counsel, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving any of the Martin Parties, or to which any of the Martin Parties or their properties are subject that are required to be described in the Registration Statement or Prospectus that are not described as required therein.
     (xx) None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement by the Martin Parties, or the consummation of the transactions contemplated hereby (i) conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws (or other organizational documents) of any of the Martin Parties or Prism Gas, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, (iii) violates or will result in any violation of (assuming compliance with all applicable state securities and Blue Sky laws) any applicable Delaware, Texas or federal law or regulation, or any ruling, filing, judgment, injunction, order or decree of any Delaware, Texas or federal court or government agency applicable to the Martin Parties or Prism Gas, or (iv) results in or will result in the creation or imposition of any lien, encumbrance, security interest, charge or claim (other than Permitted Liens) upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, encumbrances, security interests, charges or claims, in the case of clauses (ii), (iii) or (iv), would individually or in the aggregate, result in a Material Adverse Effect.
     (xxi) No consent, approval, authorization or other order of, or registration, qualification or filing with, any Delaware, Texas or federal court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of any of the Partnership Entities for the valid offering, issuance and sale of the Units to the Underwriters under this Agreement, the execution, delivery and performance of this Agreement by the Martin Parties or the consummation by the Martin Parties of the transactions contemplated by this Agreement except (i) for such consents required under the Act and the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need to express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature and (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or (iv) for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.
     (xxii) The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Final Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).
     (xxiii) The Registration Statement, including any Rule 462 Registration Statement, the Final Prospectus and each amendment or supplement to the Registration Statement and the Final Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes and schedules thereto, and the other financial, statistical and accounting data included in the Registration Statement, Prospectus and in the exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act.
     (xxiv) None of the Martin Parties or Prism Gas is (i) an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility holding company” or “holding company” under the Public Utility Holding Company Act of 1935, as amended.

     (xxv) The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely on such opinion as if it were addressed to them.
     (xxvi) The statements in the Registration Statement and Prospectus under the captions “Cash Distribution Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Description of Our Credit Facility,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Responsibilities,” “Description of the Common Units” and “The Partnership Agreement” accurately describe, in all material respects, the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; the description of the statutes and regulations set forth in the Registration Statement and Prospectus under the caption “Business—Environmental and Regulatory Matters” fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and the Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement.”
     In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Martin Parties and of government officials as well as on the legal opinion of local counsel as to certain legal matters, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and each Option Closing Date, as the case may be.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Martin Parties and Prism Gas, the independent public accountants of the Partnership, and the Underwriters, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial, statistical and accounting data included therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial, statistical and accounting data included therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Martin Parties and their counsel shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Partnership shall have furnished to the Representative a certificate of the General Partner, signed by the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:
     (i) the representations and warranties of the Martin Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Martin Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to any Martin Party’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
     (e) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date or each Option Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (f) The Underwriters shall have received letters with respect to the information regarding Prism Gas and Waskom relating to periods prior to January 1, 2005 contained in or incorporated by reference in the Final Prospectus addressed to the Underwriters and dated the date hereof and the Closing Date or each Option Closing Date, as the case may be, from the firm of Deloitte and Touche LLP, independent certified public accountants (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Final Prospectus (exclusive of any supplement thereto) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.
     (h) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Units, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership, shall be threatened or contemplated by the Commission at or prior to the Closing Date or each Option Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Partnership, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Final Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Martin Parties contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date or Option Closing Date, as the case may be, as if made on and as of the Closing Date or Option Closing Date, as the case may be.
     (j) None of the Martin Parties shall have failed in any material respect at or prior to the Closing Date or each Option Closing Date, as the case may be, to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or Option Closing Date, as the case may be.
     (k) The Partnership shall have furnished or caused to have been furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.
     (l) The Partnership shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.
     (m) The NASDAQ National Market shall have approved the Units for inclusion therein, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriters.
     (n) At the Execution Time, the Martin Parties shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each officer and director of the General Partner and from Midstream, MPS, Martin LLC and MRMC addressed to the Underwriters.
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered to Vinson & Elkins L.L.P., counsel for the Underwriters, at the office of Baker Botts L.L.P., counsel for the Martin Parties, at 2001 Ross Avenue, Suite 700, Dallas, Texas, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Martin Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
     8. Indemnification and Contribution. (a) The Martin Parties agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Martin Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Martin Parties may otherwise have.
     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Martin Parties, each of their respective directors and officers who sign the Registration Statement, and each person who controls the Martin Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Martin Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Martin Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to short sales, stabilization and syndicate covering transactions, (iv) the paragraph related to penalty bids, (v) the paragraph related to passive market making transactions and (vi) the paragraph related to delivery of prospectuses in electronic format in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Martin Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Martin Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Martin Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Martin Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Martin Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such

Losses as well as any other relevant equitable considerations. Benefits received by the Martin Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Martin Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Martin Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Martin Parties within the meaning of either the Act or the Exchange Act, each officer of the Martin Parties who shall have signed the Registration Statement and each director of the Martin Parties shall have the same rights to contribution as the Martin Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Underwriter. If any one or more of the Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule II hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchanges or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).
     11. Persons Entitled to Benefit of Agreement. This Agreement has been and is made solely for the benefit of the several Underwriters, the Martin Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the indemnities of the Martin Parties contained in Section 8 shall also be deemed to be for the benefit of each director, officer, employee and agent of any Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Underwriters contained in Section 8 of this Agreement shall be deemed to be for the benefit of each director and officer who signs the Registration Statement, and any person who controls any of the Martin Parties within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Martin Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Partnership Entities, the Martin Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to and confirmed to Martin Midstream GP, LLC, Attention: Ruben S. Martin, 4200 Stone Road, Kilgore, Texas 75662.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     15. No Fiduciary Duty. The Martin Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Martin Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Martin Parties and (c) the Martin Parties’ engagement of the Underwriters by the Martin Parties in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Martin Parties agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Martin Parties on related or other matters). The Martin Parties agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Martin Parties, in connection with such transaction or the process leading thereto.
     16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Martin Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
     17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

     Please confirm that the foregoing correctly sets forth the agreement among the Martin Parties and the several Underwriters.

Very truly yours,

MARTIN RESOURCE MANAGEMENT
CORPORATION

By:	/s/ Robert D. Bondurant

Robert D. Bondurant
Chief Financial Officer

MARTIN RESOURCE LLC

By:	Resource Management Corporation,
as sole member

By:	/s/ Robert D. Bondurant

Robert D. Bondurant
Chief Financial Officer

MARTIN MIDSTREAM GP LLC

By:	/s/ Robert D. Bondurant

Robert D. Bondurant
Executive Vice President and
Chief Financial Officer

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC,
as general partner

By:	/s/ Robert D. Bondurant

Robert D. Bondurant
Executive Vice President and
Chief Financial Officer
Signature Page to MMLP UA

MARTIN OPERATING GP LLC

By:		Midstream Partners L.P.,
as sole member

	By:	Martin Midstream GP LLC,
as general partner

By:		/s/ Robert D. Bondurant

Robert D. Bondurant
Executive Vice President and
Chief Financial Officer

MARTIN OPERATING PARTNERSHIP L.P.

By:		Martin Operating GP LLC,
as general partner

By:		Martin Midstream Partners L.P.,
as sole member

By:		Martin Midstream GP LLC,
as general partner

By:		/s/ Robert D. Bondurant

Robert D. Bondurant
Executive Vice President
and Chief Financial Officer
Signature Page to MMLP UA

CONFIRMED as of the date first above mentioned.
CITIGROUP GLOBAL MARKETS INC.
Acting on behalf of themselves and as the
Representative of the other several
Underwriters named in Schedule I hereto.
By: Citigroup Global Markets Inc.

By:	/s/ Sean Dolan

Authorized Representative
Signature Page to MMLP UA

SCHEDULE I
Underwriting Agreement dated January 10, 2006
Registration Statement No. 333-117023
Representative: Citigroup Global Markets, Inc.
Title, Purchase Price and Description of Securities:
Title: Common Units
Number of Underwritten Units to be sold by the Partnership: 3,000,000
Price per Unit to Public (include accrued dividends, if any): $29.12
Price per Unit to Public—total: $87,360,000
Underwriting Discount per Unit: $1.3104
Underwriting Discount—total: $3,931,200
Proceeds to Partnership per Unit: $27.8096
Proceeds to Partnership—total: $83,428,800
Closing Date, Time and Location: January 17, 2006 at 9:00 a.m. at Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas
Type of Offering: Non-Delayed
Date referred to in Section 5(i) after which the Partnership may offer or sell securities issued or guaranteed by the Partnership without the consent of the Representative: April 10, 2006

SCHEDULE II

Number of
Underwritten
Units to be
Name	Purchased

Citigroup Global Markets Inc.	1,125,000

Raymond James & Associates, Inc.	525,000

RBC Capital Markets Corporation	525,000

A.G. Edwards & Sons, Inc.	525,000

KeyBanc Capital Markets, a division of McDonald Investments Inc.	300,000

Total:	3,000,000

SCHEDULE III
     Schedule of Free Writing Prospectuses included in the Disclosure Package
None.

EXHIBIT A
Lock-up Agreement
January 10, 2006
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
A.G. Edwards & Sons, Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Martin Midstream Partners L.P. (the “Partnership”), Martin Resource Management Corporation, Martin Resource LLC, Martin Midstream GP LLC, Martin Operating GP LLC and Martin Operating Partnership L.P. and you, relating to an underwritten public offering of common units representing limited partnership interests in the Partnership (the “Common Units”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc.
     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

Name
A-1